EXHIBIT 99.2

EXHIBIT A-1

IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF DELAWARE

In re DaVITA INC. STOCKHOLDER DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS.	) ) ) ) ) ) ) )	Civil Action No. 1:17-cv-00152-MPT
NOTICE OF PROPOSED DERIVATIVE SETTLEMENT

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF DAVITA, INC. (“DAVITA” OR THE “COMPANY”) AS OF OCTOBER 23, 2020 (THE “RECORD DATE”)
PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED DERIVATIVE ACTION (THE “ACTION”) AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.
IF YOU HOLD DAVITA COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.
Notice is hereby provided to you of the proposed settlement (the “Settlement”) of this stockholder derivative litigation. This Notice is provided by Order of the United States District Court for the District of Delaware (the “Court”). It is not an expression of any opinion by the Court with respect to the truth of the allegations in the litigation or merits of the claims or defenses asserted by or against any party. It is solely to notify you of the terms of the proposed Settlement, and your rights related thereto. Capitalized terms not otherwise defined shall have the definitions set forth in a written Stipulation of Settlement, dated October 23, 2020 (“Stipulation”). A link to the Form

8-K filed with the Securities and Exchange Commission containing the text of the Stipulation may be found on DaVita’s website at the Investor Relations page at https://investors.davita.com.

I.	WHY THE COMPANY HAS ISSUED THIS NOTICE
Your rights may be affected by the Settlement of the action styled In re DaVita, Inc. Stockholder Derivative Litigation, Civil Action No. 1:17-cv-00152-MPT (D. Del.) (the “Action”). Plaintiffs City of Warren Police and Fire Retirement System and Charles Blackburn (on behalf of themselves and derivatively on behalf of DaVita); Defendants Kent J. Thiry, Pamela M. Arway, Charles G. Berg, Carol Anthony “John” Davidson, Barbara J. Desoer, Paul J. Diaz, Peter T. Grauer, John M. Nehra, William L. Roper, Roger J. Valine, Robert J. Margolis, Garry E. Menzel, and James K. Hilger (together, “Settling Defendants”); and Nominal Party DaVita (together, the “Settling Parties”) have agreed upon terms to settle the above-referenced litigation and have signed the Stipulation setting forth those settlement terms.
On January 29, 2021, at 11:30 a.m., the Court will hold a remote hearing (the “Settlement Hearing”) in the Action via a Zoom video conference which will be accessible via the following link:https://rgrdlaw.zoom.us/j/94868686162?pwd=T1Zvcks2Y1p1bmFmUE44Tzh5NTBKUT09. The purpose of the Settlement Hearing is to determine: (i) whether the terms of the Settlement are fair, reasonable and adequate, including the separately negotiated amount for Plaintiffs’ Counsel’s attorneys’ fees and expenses, and should be finally approved; (ii) whether a final judgment should be entered and the Action dismissed with prejudice pursuant to the Stipulation; and (iii) such other matters as may be necessary or proper under the circumstances.

II.	THE DAVITA DERIVATIVE LITIGATION

A.	Commencement and Consolidation of the Action
Beginning on February 10, 2017, Plaintiffs City of Warren Police and Fire Retirement System and Charles Blackburn filed shareholder derivative actions on behalf of DaVita for violations of §14(a) of the Securities Exchange Act of 1934, breach of fiduciary duty and other relief in the United States District Court for the District of Delaware.
On August 15, 2017, the Court, the Honorable Chief Magistrate Judge Mary Pat Thynge presiding, consolidated the actions. On the same date, the Court appointed City of Warren Police and Fire Retirement System as Lead Plaintiff, Robbins Geller Rudman & Dowd LLP was appointed Lead Counsel, and Andrews & Springer LLC as Delaware counsel.
On September 29, 2017, Lead Plaintiff filed the operative Consolidated Complaint. The Consolidated Complaint asserts claims against Defendants for breaches of fiduciary duties, unjust enrichment, corporate waste and violations of §14(a) of the Securities Exchange Act of 1934. ¶1.1 It further alleges that a pre-suit demand upon the DaVita Board is unnecessary because a majority of the directors: (i) consciously implemented a system designed to game the Affordable Care Act (“ACA”) by improperly steering end stage renal disease (“ESRD”) patients to private insurance in order to boost profits and hide their scheme from shareholders, both of which are not protected conduct under the business judgment rule; and (ii) face a substantial likelihood of liability for consciously allowing these practices to persist. Id.

______________
1 All “¶__” and “¶¶___” references are to the Verified Consolidated Shareholder Derivative Complaint filed on September 29, 2017. See D.I. 13.

B.	Defendants’ Motion to Stay and Motion to Dismiss
On December 18, 2017, Defendants moved to dismiss the Consolidated Complaint for failure to sufficiently plead demand futility and separately moved to stay the consolidated actions pending the outcome of the motions to dismiss the related Securities Class Action pending in the United States District Court for the District of Colorado. D.I. 20-25; see also Peace Officers’ Annuity and Benefit Fund of Ga. v. DaVita Inc. et al., No. 1:17-cv-00304-WJM-MJW (D. Co.).
Lead Plaintiff opposed each motion on March 9, 2018. D.I. 27. Lead Plaintiff additionally moved to strike materials attached to and discussed in Defendants’ memorandum of law in support of the motion to dismiss. D.I.’s 28-29. Defendants filed a reply in support of their motion to dismiss on May 4, 2018. D.I.’s 33-34. Defendants also separately filed an opposition to Lead Plaintiff’s motion to strike. On June 25, 2018, the Court granted the motion to stay, which continued through status conferences on November 1, 2018 and January 7, 2019. D.I.’s 37, 44. On January 7, 2019, with no decision yet issued in the Securities Class Action, the Court ordered the parties to submit a joint proposed scheduling order, which the parties did on February 8, 2019. D.I. 47. The Court ordered the scheduling order into effect on February 28, 2019. D.I. 48.
On April 25, 2019, this Court denied Defendants’ motion to dismiss the derivative claims. D.I. 50.
On May 28, 2019, Defendants and DaVita answered the Consolidated Complaint (D.I. 51, 52), and on June 12, 2019, the parties made their initial disclosures under Federal Rule of Civil Procedure 26(a)(l). See D.I.’s 53, 53-55. On August 16, 2019, the Court entered an updated scheduling order setting a fact discovery cutoff of July 24, 2020, an expert discovery cutoff of October 30, 2020, and a trial date of October 4, 2021. See D.I. 62. In light of the impact of the

COVID-19 pandemic and a ransom-ware attack on one of Defendants’ discovery vendors, on May 12, 2020, the Court entered a further updated scheduling order setting the fact discovery cutoff of October 22, 2020, expert discovery cutoff of February 9, 2021, and a trial date to be determined after a decision is rendered on the case dispositive motions. See D.I. 76.

C.	Discovery
On July 26, 2019, the Court conducted a scheduling teleconference, and on August 16, 2019, issued a Scheduling Order establishing a pre-trial schedule. D.I. 62. Thereafter, the parties began to engage in an extensive discovery process.
As discovery progressed, Lead Plaintiff served written discovery on Defendants and issued subpoenas to third-parties. As of today, Defendants have produced and Lead Plaintiff has reviewed and analyzed over 800,000 pages of documents.

D.	Settlement Negotiations
In the fall of 2019, the parties agreed to participate in a private mediation before the Honorable Layn R. Phillips (“Judge Phillips”), United States District Judge (Ret.). The parties then participated in an in-person mediation session before Judge Phillips on September 25, 2019. The September 2019 mediation was unsuccessful.
While the parties pushed forward with the litigation and discovery, the Settling Parties continued to talk about resolution with the help of Judge Phillips. After additional months of discovery, the Settling Parties engaged in a second mediation session with Judge Phillips on June 27, 2020. While the Settling Parties did not reach an agreement to settle the Action at that session, the Settling Parties continued negotiations with the assistance of Judge Phillips in parallel with ongoing discovery.
Ultimately, these efforts culminated with the Settling Parties accepting a mediators’ proposal on July 15, 2020. The settlement terms include a $50 million payment to the Company on behalf of the Individual Defendants and the Company agreeing to adopt certain Corporate Governance Policies set forth in III. below, subject to Court approval.

E.	Approval of the Settlement by the DaVita Board
On October 20, 2020, the DaVita Board, exercising its business judgment, unanimously approved the Settlement and each of its terms as providing a substantial benefit to the Company and, thus, being in the best interest of DaVita and its stockholders.

III.	TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT
The principal terms, conditions and other matters that are part of the Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court and is available at a link on DaVita’s website at the Investor Relations page at https://investors.davita.com.
In connection with the Settlement of the Action, Settling Defendants shall cause insurers to pay $50,000,000 (the “Settlement Payment”) to the Company. In addition, in connection with the Settlement, the DaVita Board shall adopt the corporate governance measures specified herein within forty-five (45) days after the Final Approval Order for the proposed Settlement is entered by the Court, and maintain such measures for at least five (5) years. DaVita acknowledges and agrees that the Settlement Payment and implementation of the corporate governance policies set forth herein confer substantial benefits upon DaVita and its stockholders. DaVita also acknowledges that the commencement, prosecution, and settlement of the Action were material and substantial factors in the Company’s ability to receive the Settlement Payment and in the Board’s decision to adopt, implement, and maintain the corporate governance reforms set forth below:
Within forty five (45) days of issuance of an order approving the settlement by the United States District Court for the District of Delaware, DaVita’s Board of Directors (“Board”) shall adopt resolutions and amend committee Charters and/or its Corporate Governance Guidelines and/or applicable corporate policies to ensure adherence to the following Corporate Governance Reforms, which shall remain in effect for no less than five (5) years. Notwithstanding anything to the contrary herein, the Board shall not be restricted from acting as necessary in order to discharge its fiduciary duties, subject to the limitations and restrictions imposed by the Order of the Court approving this Settlement.
DaVita acknowledges and agrees that Plaintiffs City of Warren Police and Fire Retirement System and Charles Blackburn (“Derivative Plaintiffs”) were a precipitating and material factor in the adoption and implementation of the Corporate Governance Reforms set forth herein.

1.	ACTIONS TAKEN SINCE THE DERIVATIVE ACTION WAS COMMENCED
Changes to Board Composition - Resignation of Certain Directors. Three of the Company’s long-term directors have resigned. These Director resignations include: Kent J. Thiry (served since 1999); Peter T. Grauer (served since 1994), and Dr. William M. Roper (served since 2001).

2.	DIRECTOR TENURE AND BOARD REFRESHMENT
At the time of filing this lawsuit, the range of tenure for the directors was 22 years to less than one year, with four of the directors with a tenure over fifteen years. Based on discussion with Plaintiffs’ counsel, the Board agreed to adopt corporate governance guidelines that require the average tenure of the independent members of the Board of Directors as calculated on July 1 of each year to be no longer than twelve (12) years. The average shall be determined by adding the tenure of each independent director and dividing the result by the number of independent directors. The term of a Director serving less than one year shall be determined by dividing the number of months such Director has been on the DaVita Board by twelve (12). Starting in 2021, to the extent that the DaVita Board determines to decide to add new members to the DaVita Board as set forth above in this paragraph, any such new director shall be identified, screened and appointed or nominated to the DaVita Board pursuant to the procedure set forth below:

(a)
The Chair of the Nominating and Governance Committee (“N&G Chair”) shall establish an objective set of criteria to be utilized in conducting the board search process detailed herein (“Board Search Criteria”). In developing the Board Search Criteria, the N&G Chair will consider feedback received from shareholders over the course of the Company’s shareholder outreach throughout the year and any other feedback received from any shareholder as appropriate;

(b)
The N&G Chair shall provide Plaintiffs’ corporate governance expert the proposed Board Search Criteria in advance of starting the board director search to receive comments and feedback, which shall be incorporated as the

Nominating & Governance Committee deems appropriate in its business judgment, into the Board Search Criteria. Disputes regarding the appropriateness of any Board Search Criteria shall be promptly resolved via binding mediation before the Honorable Layn R. Phillips;

(c)
A pool of prospective candidates will be developed by the Company with reference to the Board Search Criteria. An appropriate review, including background information and interviews of prospective candidates, shall be conducted with respect to all candidates identified through this process who express their consent to being considered and to serving as a director. No fewer than three (3) qualified candidates shall be sent to the Nominating and Governance Committee for review. If the combined gender and ethnic/racial diversity of the Board falls below 50%, then at least two (2) of these candidates shall be members of an underrepresented group, thereby ensuring that members of the populations underrepresented on the Board are considered for nomination to the DaVita Board.

(d)
After considering the candidates submitted for review, if the Nominating and Governance Committee identifies any candidates to move forward to the Board for further consideration, it shall identify at least two (2) candidates from those submitted for review for consideration by the Board, based on the business judgment of the Nominating and Governance Committee’s members considering the information provided by the Plaintiffs’ corporate governance expert in Section (b) above.

(e)
Once the candidates are identified by the Nominating and Governance Committee, the Board shall, subject to its business judgment and Section 2(f), decide which candidate(s) to nominate for election to the Board or, if no shareholders’ meeting is scheduled in the next 90 days, the Board shall elect the candidate(s) to fill any Board vacancies until such meeting is held and the candidate(s) can be nominated for election by shareholders.

(f)
In the event the Board decides that no candidate should be nominated via the process detailed in paragraphs (a)-(e) above, the process shall be repeated for any director position sought to be filled pursuant thereto.

(g)
If a director appointed to the Board through the process detailed in paragraphs (a)-(e) above is no longer able to serve on the Board, the process described above shall be repeated for the selection of a replacement director.

(h)
The parties agree the director tenure and board refreshment process and procedures set forth above will result in the addition of no less than one new member to the Board during the term of this Agreement and, as a result, the Company shall add at least one new member to the Board prior to the Company’s Annual Stockholder Meeting in 2025.

3.    CLAWBACK POLICY
Clawbacks reduce financial misreporting and significantly improve the integrity of financial reporting, thereby enhancing shareholder value. The Company shall implement a claw-back policy that includes the following:

A.    A provision requiring the Company to “claw-back” incentive-based compensation paid to the Company’s CEO or CFO in the event of a material accounting restatement of the Company’s financial statements due to the material noncompliance of the Company with any financial reporting requirement under federal and/or state securities laws. The amount to be recouped pursuant to this provision shall be calculated as the excess amount of incentive-based compensation paid to such officer during the one-year period preceding the date the applicable financial statement restatement is disclosed (the “Covered Period”) on the basis of the erroneous results over the amount of incentive-based compensation such officer would have received during the Covered Period had the financial results been properly reported;
(b)    A provision authorizing the Board to exercise discretion to “claw-back” incentive-based compensation paid to any of the Company’s NEOs in the event of a material accounting restatement of the Company’s financial statements due to the material noncompliance of the Company with any financial reporting requirement under federal and/or state securities laws. The amount to be recouped pursuant to this provision shall not exceed the excess amount of incentive-based compensation paid to such officer during the Covered Period on the basis of the erroneous results over the amount of incentive-based compensation such officer would have received during the Covered Period had the financial results been properly reported;
(c)    A provision authorizing the Company to exercise discretion to “claw-back” incentive-based compensation paid to any of the Company’s employees whose position is equivalent to or above a senior vice president in the Company’s domestic business (a “Covered Employee”) in the event of his or her “Significant Misconduct” (defined as a material violation of applicable law or significant Company policy by such Covered Employee that would have rendered him or her ineligible for an annual bonus or long-term incentive compensation program award in that program year or subsequent program years). To the extent that a Covered Employee is determined by the Company to have been involved in any Significant Misconduct, such Covered Employee shall be at risk of recoupment of an amount equivalent to up to three years of his or her annual incentive compensation for a period of three years from the date of the Significant Misconduct; and,
(d)    Any amounts clawed-back pursuant to paragraphs (a)-(c) above shall be repaid within twelve (12) months of the determination that such recoupment is required and shall be net of any unreturnable taxes.
4.    NON-EXECUTIVE CHAIR OF THE BOARD
For at least four years from the execution of this Agreement, the DaVita Board shall have a Non-Executive Chair. Toward this end, the DaVita Board shall include a provision in the Company’s Corporate Governance Guidelines which requires that, beginning on June 1, 2021, the Chair of the Board shall be an independent director. The position of Chair shall not be held by an executive officer, including the Chief Executive Officer of DaVita.
5.    POLICY ON POLITICAL AND LOBBYING EXPENDITURES
A.    The Company shall publish its Policy Related to Political and Lobbying Expenditures (“Policy”), which shall include the following provisions relevant to political lobbying:
1)    The Board shall have oversight of the Company’s lobbying expenditures or activities, which are conducted solely for promoting the long-term commercial, environmental, social and governance interests of the Company and/or promoting the interests of our patients and the Company, and aligns with the public policy goals of the Company;
2)    Material breaches of the Policy that are reported to the Government Affairs team or senior management will be reported to the Board of Directors;
3)    The Board shall have oversight of the Policy, including lobbying spending as it relates to the long-term commercial, environmental, social and governance interests of the Company, its patients and its stockholders;
4)    Lobbying expenditures are made without regard for the personal political preferences of the Company executives, including its directors and/or officers.
B.    The Company shall publish its Policy, which shall include the following provisions related to political expenditures:
1)    The Company’s lobbying and political expenditures are focused on promoting the long-term commercial, environmental, social and governance interests of the Company and/or promoting the interests of our patients, and align with the public policy goals of the Company;
2)    The Company does not pressure or coerce employees to make personal political expenditures or take any retaliatory action against employees who do not;
3)    The Company’s political spending is made without regard for the personal political preferences of the Company executives, including its directors and/or officers;
4)    Material breaches of the Policy that are reported to the Government Affairs team or senior management will be reported to the Board of Directors;

5)    The Board shall have oversight of the Policy, including political spending as it relates to the long-term commercial, environmental, social and governance interests of the Company, its patients, and its stockholders.
C.    The Company shall provide easy access to the publicly available information by including links on its website to the following (as directly to the information as practical):
1)    DaVita Political Action Committee (“DaPAC”), disbursements which are reported on the Federal Election Commission’s website;
2)    Federal and State lobbying reports;
3)    Applicable state level campaign finance reports.
D.    The full Board, rather than a Public Policy Committee, shall oversee public policy priorities and advocacy efforts, including related expenditures.
E.    The Company shall post a report updated semi-annually that includes the following (“Report”):
1)    Links (as directly to the information as practical) to the federal and state disclosure forms describing the amount contributed by DaVita (or any entity owned or operated by DaVita such as DaPAC) to political parties, candidates or other entities;
2)    List of the top five trade associations to whom DaVita pays funds, explaining that “DaVita contributes to trade associations that may engage in lobbying activities on the Company’s behalf to advance the public policy interests of the Company, its patients, teammates and stockholders. The top five trade associations to which we contribute are: . . .”;
3)    An explanation of the reason for DaVita’s contributions and the long-term policies described herein which are supported by the top ten contributions identified in

Section E(1), with the link (as directly to the information as practical) adjacent to the explanation;
4)    A high level description of DaVita’s position on key policy priorities to help ensure that related positions are within the scope of the Company’s business and in the best interests of the Company and its stockholders (e.g. “Our lobbying efforts are intended to, among other things, help effectuate the Company’s policy priorities with respect to end state renal disease (ESRD) reimbursement, eligibility criteria and network adequacy.”);

F.	The Company will post the Policy and Report in a conspicuous place on the DaVita.com website for easy accessibility.
6.    DIRECTOR INDEPENDENCE
The Board shall ensure that at least two-thirds (66.67%) of the members of the Board shall be “independent” directors, as defined by the New York Stock Exchange requirements. To be deemed independent in any calendar year for this purpose, a director must also satisfy the following standards:

(a)
The director is not, and has not been within the last four (4) calendar years, an employee of the Company or one of its wholly-owned subsidiaries and an “immediate family member” (as defined in NYSE Listed Company Manual Section 303A.02) of the director is not, and has not been within the last four (4) calendar years, an executive officer as defined in Rule 3b-7 of the Exchange Act, (an “Exchange Act Executive Officer”) of the Company;

(b)	During the current calendar year or any of the three (3) immediately preceding calendar years, the director has not been paid by the Company more than

$120,000 in compensation for services, other than for services rendered as a director;

(c)	The director is not employed as an Exchange Act Executive Officer of another public company on whose board of directors any of DaVita’s current Exchange Act Executive Officers serve.

IV.	LEAD PLAINTIFFS’ COUNSEL’S SEPARATELY NEGOTIATED ATTORNEYS’ FEES AND EXPENSES
After negotiating the principal terms of the Settlement, counsel for Lead Plaintiff and DaVita, acting by and through its counsel, with the assistance of the Honorable Layn R. Phillips (Ret.), separately negotiated the attorneys’ fees and expenses that DaVita would pay to Plaintiffs’ Counsel, subject to Court approval. As a result of these negotiations, and in light of the substantial benefits conferred by Plaintiffs’ Counsel’s efforts, DaVita, acting by and through its Board of Directors, has agreed to pay $15,000,000 in attorneys’ fees and expenses, subject to Court approval (the “Fee and Expense Amount”). The Fee and Expense Amount includes fees and expenses incurred by Plaintiffs’ Counsel in connection with the prosecution and settlement of the Action. To date, Plaintiffs’ Counsel have not received any payments for their efforts on behalf of DaVita stockholders. The Fee and Expense Amount will compensate Plaintiffs’ Counsel for the substantial benefits achieved in the litigation.

V.	REASONS FOR THE SETTLEMENT
The Settling Parties have determined that it is desirable and beneficial that the Action, and all of their disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation and Plaintiffs’ Counsel believe that the Settlement is in the best interests of the Settling Parties, DaVita and its stockholders.

A.	Why Did the Settling Defendants Agree to Settle?
The Settling Defendants have denied and continue to deny each and every one of the claims and contentions alleged by Plaintiffs in the Action. Each of the Settling Defendants expressly has denied and continues to deny any and all allegations of fault, wrongdoing, liability or damages whatsoever. Settling Defendants expressly deny that Plaintiffs have asserted any valid claims as to any of them and expressly deny claims as to any of them arising out of, based upon or related to any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Action. Without limiting the foregoing, the Settling Defendants have denied and continue to deny, among other things, that they breached their fiduciary duties or any other duty owed to DaVita or its stockholders, or that Plaintiffs, DaVita, or its stockholders suffered any damage or were harmed as a result of any conduct alleged in the Action or otherwise. The Settling Defendants have further asserted and continue to assert that at all relevant times, their conduct was proper and in compliance with all applicable provisions of law and believe the evidence developed to date supports their position that they acted in good faith and in a manner they reasonably believed to be in the best interests of DaVita and its stockholders and that the Action is without merit. In addition, Settling Defendants maintain that they have meritorious defenses to all claims alleged in the Action and that DaVita’s existing corporate governance policies were not deficient.
Nonetheless, the Settling Defendants also have taken into account the expense, uncertainty and risks inherent in any litigation, especially in a complex case like the Action. Therefore, the Settling Defendants have determined that it is desirable and beneficial that the Action, and all of the Settling Parties’ disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation.

B.	Why Did Plaintiffs Agree to Settle?
Plaintiffs and their counsel believe that the claims asserted in the Action have merit. However, Plaintiffs and their counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Action against the Settling Defendants through trial and appeal. Plaintiffs and their counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs and their counsel also are mindful of the inherent problems of proof of, and possible defenses to, the violations asserted in the Action. Based on Plaintiffs’ and their counsel’s understanding of the facts, Plaintiffs and their counsel believe the Settlement provides an outstanding recovery based on the alleged conduct of the Settling Defendants. Based on their evaluation, Plaintiffs and their counsel have determined that the Settlement set forth in the Stipulation is in the best interests of DaVita and its stockholders.

VI.	SETTLEMENT HEARING
On January 29, 2021, at 11:30 a.m., the Court will hold the Settlement Hearing remotely via a Zoom video conference which can be accessed through the following link: https://rgrdlaw.zoom.us/j/94868686162?pwd=T1Zvcks2Y1p1bmFmUE44Tzh5NTBKUT09 . At the Settlement Hearing, the Court will consider whether the terms of the Settlement are fair, reasonable and adequate and thus should be finally approved, whether the separately negotiated Fee and Expense Amount should be approved and whether the Action should be dismissed with prejudice pursuant to the Stipulation.

Pending determination of whether the Settlement should be approved, no DaVita stockholder, either directly, representatively, derivatively or in any other capacity, shall commence or prosecute against any of the Released Persons, any action or proceeding in any court, administrative agency or other tribunal asserting any of the Released Claims.

VII.	RIGHT TO ATTEND SETTLEMENT HEARING
Any DaVita stockholder may, but is not required to, appear at the Settlement Hearing via the Zoom videoconference link identified above. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing date or time without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before using the Zoom videoconference link identified above. DaVita stockholders who have no objection to the Settlement do not need to appear at the Settlement Hearing or take any other action.

VIII.	RIGHT TO OBJECT TO THE PROPOSED DERIVATIVE SETTLEMENT AND PROCEDURES FOR DOING SO
Any DaVita stockholder may appear and show cause, if he, she or it has any reason why the Settlement of the Action should not be approved as fair, reasonable and adequate, or why a judgment should not be entered thereon, or why the separately negotiated Fee and Expense Amount should not be approved. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures.

A.	You Must Make Detailed Objections in Writing
Any objections must be presented in writing and must contain the following information:
1.    Your name, legal address, and telephone number;
2.    The case name and number (In re DaVita, Inc. Stockholder Derivative Litigation, Civil Action No. 1:17-cv-00152-MPT);
3.    Proof of being a DaVita stockholder as of the Record Date;
4.    The date(s) you acquired your DaVita shares;
5.    A statement of each objection being made;
6.    Notice of whether you intend to appear at the Settlement Hearing (you are not required to appear); and
7.    Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony.
The Court may not consider any objection that does not substantially comply with these requirements.

B.	You Must Timely Deliver Written Objections to the Court
All written objections and supporting papers must be submitted to the Court either by mailing them to:
Office of the Clerk
United States District Court
District of Delaware
844 North King Street, Unit 18
Wilmington, DE 19801-3750

OR by filing them in person at any location of the United States District Court for the District of Delaware.
YOUR WRITTEN OBJECTIONS MUST BE POSTMARKED OR ON FILE WITH THE CLERK OF THE COURT NO LATER THAN JANUARY 15, 2021.
Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court.
Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement as incorporated in the Stipulation or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding, and, unless otherwise ordered by the Court, shall be bound by the Judgment to be entered and the releases to be given.

IX.	HOW TO OBTAIN ADDITIONAL INFORMATION
This Notice summarizes the Stipulation. It is not a complete statement of the events of the Action or the Settlement contained in the Stipulation.
You may inspect the Stipulation and other papers in the Action at the United States District Clerk’s office at any time during regular business hours of each business day. The Clerk’s office is located at the United States District Court for the District of Delaware, 844 North King Street, Unit 18, Wilmington, DE 19801-3750. However, you must appear in person to inspect these documents. The Clerk’s office will not mail copies to you. You may also view and download the Stipulation at https://investors.davita.com.

If you have any questions about matters in this Notice you may contact by telephone at 1‑800‑449‑4900 or in writing Rick Nelson, c/o Shareholder Relations, Robbins Geller Rudman & Dowd LLP, 655 West Broadway, Suite 1900, San Diego, CA 92101.
PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE.

DATED: ___________________, 2020	BY ORDER OF THE COURT UNITED STATES DISTRICT COURT DISTRICT OF DELAWARE